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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-98148 and 33-98150) of TransPro, Inc. of our report dated February 27, 2001 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2001 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Hartford, Connecticut
March 28, 2001